EXHIBIT 10.17

AMENDMENT TO

SUBSCRIPTION AGREEMENT

CONVERTIBLE PROMISSORY NOTES

This Amendment to Subscription Agreement for Convertible Promissory Notes (this “Amendment”) is made as of February 28, 2014, by and among Nano Vibronix, Inc., a Delaware corporation (the “Company”), and the persons who execute this Amendment (the “Majority Noteholders”).

W I T N E S S E T H :

WHEREAS, the Company and the investors in the Company’s Convertible Promissory Notes convertible into shares of Series B-1 Participating Convertible Preferred Stock (the “Series B-1 Notes”) are parties to that certain Subscription Agreement for Convertible Promissory Notes, dated November 22, 2011 (the “Subscription Agreement”); and

WHEREAS, pursuant to Section 4.8 of the Subscription Agreement, the Subscription Agreement may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding principal amount of the Series B-1 Notes and any such amendment shall be binding upon each holder of any Series B-1 Notes at the time outstanding and the Company; and

WHEREAS, the Majority Noteholders hold a majority of the aggregate currently-outstanding principal amount of the Series B-1 Notes; and

WHEREAS, pursuant to Section 5.a of the Series B-1 Notes, the Series B-1 Notes may be amended as provided in the Subscription Agreement; and

WHEREAS, the Company and the Majority Noteholders desire to amend the Subscription Agreement to provide that the Series B-1 Notes may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding principal amount of the Series B-1 Notes;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	The following is hereby added after the first sentence of Section 4.8 of the Subscription Agreement:

Any provision of the Notes may be amended with the written consent of the Company and the holders of a majority of the aggregate then-outstanding principal amount of the Notes, which amendment shall be binding on the holders of all Notes regardless of whether or not they consented to such amendment.

2.	This Amendment shall be effective upon its execution by the Company and the Majority Noteholders.

3.	This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail (in portable document format (“PDF”)) shall be effective as delivery of a manually executed counterpart of this Amendment.

4.	This Amendment shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows]

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IN WITNESS WHEREOF the parties have signed this Amendment as of the date first written above.

NANO VIBRONIX, INC.

By:	/s/ Harold Jacob
	Name:	Harold Jacob
	Title:	Chief Executive Officer

HOLDERS

/s/ Horn Grandchildren 2004 Trust

/s/ Robin Press

/s/ Joseph Bronner

/s/ Ira Rabinowitz

/s/ Richard Grossman

/s/ Menachem Lifshitz

/s/ CollabRx, Inc. (f/k/a Tegal Corp.)

/s/ Aaron Martin

/s/ Harborview Master Fund LP

/s/ Globis International Investments, LLC

/s/ Globis Capital Partners, LP

/s/ Globis Overseas Fund, Ltd.

/s/ Harold Jacob

/s/ GCK Holdings Corp

/s/ Ellis International LP

/s/ Charles Alpert

/s/ Steve Zuller